                                    EX. 10.16

                            STOCK PURCHASE AGREEMENT

        STOCK PURCHASE AGREEMENT made as of the 24th day of December, 1997 by and between TTR INC., a private company established under the laws of the State of Delaware (the "Company") with offices at 1841 Broadway, New York, N.Y. and BISCOUNT OVERSEAS LTD., a private company established under the laws of ________ with offices at _____________________________, Switzerland (the "Purchaser").

                               W I T N E S S E T H

        WHEREAS, the Purchaser desires to subscribe for and purchase 64,000 shares of Common Stock, par value $0.001, of the Company (the "Shares"), for an aggregate purchase price of $400,000 (the "Purchase Price") and to acquire warrants ("Warrants") to purchase additional shares of the Company's Common Stock (the "Common Stock");

        WHEREAS, the Company is willing to sell the Shares and the Warrants to the Purchaser on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual agreements and considerations set forth herein, the parties hereby agree as follows.

1.      Subscription for and Purchase of Stock; Issuance of Warrants

        1.1 Purchase of Stock. Subject to the terms and conditions stated herein, the Purchaser hereby subscribes for and agrees to purchase, and the Company agrees to sell to the Purchaser, the Shares in consideration of the payment by the Purchaser of the Purchase Price, in the manner and on each of the dates set forth below (each such date being a "Purchase Date"):

        (i) on the Initial Closing Date (as defined below in Section 1.4), 48,000 Shares upon payment of an aggregate Purchase Price of $300,000; and

        (ii) on the Second Closing Date (as defined below Section 1.4), 16,000 Shares upon payment of an aggregate Purchase Price of $100,000.

        1.2 Delivery. The Purchaser shall deliver to the Company, on each of the Purchase Dates, the full amount of the Purchase Price then payable hereunder in immediately available funds by wire transfer to a bank account designated by the Company or by check made payable to Company or as Company designates. Upon and subject to receipt of the full amount of the Purchase Price then due, the Company shall deliver to the Purchaser stock certificate(s), registered in the Purchaser's name for such number of the Shares then purchased.

        1.3 Purchase of Warrants. Contemporaneous with the purchase of the Shares as provided above, the Purchaser will purchase from the Company, and the

Company will sell to the Purchaser, warrants to purchase an additional 33,000 shares of Common Stock, for an aggregate purchase warrant purchase price of $330, on the terms and conditions contained in the Warrant attached hereto as Exhibit A ("Warrants"). The Warrants will be issued as follows:

        (i) on the Initial Closing Date, Warrants for 25,000 Shares will be issued upon payment of $250; and

        (ii) on the Second Closing Date, Warrants for 8,000 Shares will be issued upon payment of $80.00

        1.4 Closings. The "Initial Closing Date" shall be the later of (i) December 20, 1997 and (ii) the date on which the consent referred to in Section 7 shall have been obtained. The Second Closing Date shall be the date which is 30 days after the Initial Closing Date.

2.      Representations of the Purchaser; Restrictions on Transfer

        2.1 General Restriction on Transfer. Except for transfers otherwise permitted by this Agreement or applicable law, the Purchaser agrees that it will not transfer any of the Shares, Warrants, Option Shares (as defined in Section
6), the Option Warrants (as defined in Section 6) or the shares of Common Stock issuable upon the exercise of the Warrants or the Option Warrants (collectively, the "Securities").

        2.2 Not for Resale. The Purchaser represents that it is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. The Purchaser agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each a "Transfer") any of the Securities unless such Transfer complies with the provisions of this Agreement and (i) the Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Securities Act"), or (ii) counsel for the Purchaser shall have furnished the Company with an opinion, reasonably acceptable to the Company, that no such registration is required because of the availability of an exemption under the Securities Act.

        2.3 Certain Permitted Transfers. Notwithstanding the general prohibition on Transfers contained herein and subject to Section 4 (Lock Up), the Company acknowledges and agrees that any Transfer in a private transaction which does not include a public distribution is permitted and need not require an opinion of counsel, provided, that prior to such Transfer, the transferee shall deliver to the Company a valid written undertaking to be bound by the terms of this Agreement.

        2.4 Rule 144 Sales. Subject to the provisions of Section 4 (Lock Up), the Purchaser may sell at any time any of the Securities in a Rule 144 Transaction (as hereinafter defined); provided, that, each such sale shall be made in compliance with this Section 2.4. If any of the Securities are disposed of according to Rule 144 ("Rule 144 Transaction") under the Securities Act or otherwise, the Purchaser shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to filed with the Securities and Exchange Commission.

        2.5 Legend. Each certificate representing the Shares shall bear the following legend:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE OR ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF A STOCK PURCHASE AGREEMENT DATED AS OF DECEMBER__, 1997 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY)."

        2.6 Qualified Investor The Purchaser hereby represents and warrants to the Company as follows:

               (a) it has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of this investment and to make an informed investment decision with respect thereto, and it or its advisors have received such information requested by them concerning the Company in order to evaluate the merits or risks of making this investment. Further, it is acknowledged that the Purchaser or its attorney, accountant or advisor have had the opportunity to ask questions of, and receive answers from, the officers of the Company concerning the terms and conditions of this investment and to obtain information relating to the Company.

               (b) The purchase of the Securities involves risks which it has evaluated, and is able to bear the economic risk of such purchase including the total loss of its investment. It has been advised of the current financial condition of the Company and of the possible adverse effects of such financial condition on the Company's general business.

3.      Company's Representations and Warranties

        3.1 The Company has all requisite power and authority to issue, sell and deliver the Securities in accordance with and upon the terms and conditions set forth in this Agreement, and all corporate action required to be taken by the Company for the due and proper authorization, issuance and delivery of the Securities will, upon delivery thereof, have been validly and sufficiently taken. The Securities, when sold and paid for as contemplated in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and, except as otherwise provided by applicable law, free of all liens, claims and encumbrances.

        3.2 The Company has full corporate right, power and authority to enter into this Agreement and to issue the Securities, and this Agreement and the Securities have been or will be duly authorized, executed and delivered by the Company and constitutes or will constitute the valid and binding agreement of the Company.

4.      Lock Up

        Notwithstanding anything to the contrary contained herein, the Purchaser undertakes that it will not undertake a Transfer of any of the Securities until the end of the sixth (6th) month following the initial Purchase Date hereunder.

5.      Registration Rights

        5.1 Within TEN (10) business days following the filing of the Company's annual report on FORM 10KSB under the Securities and Exchange Act, as amended, for the period ended December 31, 1996, but in no event later than April 30, 1998, the Company agrees to file a registration statement [ON FORM S-3 OR OTHER APPROPRIATE FORM] under the Securities Act of 1933, as amended (hereinafter, the "Registration Statement"), respecting the resale of the Shares, the Option Shares and the shares issuable upon exercise of the Warrants and the Option Warrants (hereinafter, the Registrable Securities) and to use reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter. The Purchaser, or its counsel, shall assist the Company in completing the Registration Statement.

        5.2 Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligations under this Section 5.1 to file the Registration Statement and to use its reasonable efforts to cause the Registration Statement to become effective shall be suspended in the event and during such period as unforeseen circumstances (including, without limitation, pending negotiations relating to, or the consummation of, a transaction or the occurrence of any event) which, based upon advice of the Company's counsel, would require additional disclosure of material information by the Company in the Registration Statement as to which the Company has a bona fide business purpose for preserving the confidentiality thereof or which, based upon the advice of such counsel, renders the Company unable to comply with SEC requirements. Any such suspension shall continue only for so long as such event is continuing.

        Following the effectiveness of the Registration Statement, except as may be permitted under Section 2.4 of this Agreement, the Purchaser will not effect any sales of the Registrable Securities at any time after it has received notice from the Company to suspend sales as a result of a stop order or the occurrence of any suspension event so that the Company may correct or update the Registration Statement. The Purchaser may recommence effecting sales of the Registrable Securities as provided above following further notice to such effect from the Company, which notice shall be given by the Company promptly after the withdrawal of any stop order or the conclusion of such suspension event.

6.      Option

        Subject to the terms and conditions set forth herein, the Purchaser shall be entitled to acquire, on or before June 30, 1998 (such date of exercise being the "Option Purchase Date"), an additional 10,000 shares of Common Stock ("Option Shares"), for an aggregate purchase price of $62,500 ("Option Purchase Price"), PROVIDED, THAT, the Purchaser shall give the Company written notice of its election to purchase the Option Shares as herein provided no later than the date on which the Registration Statement referred to in Section 5 has been initially filed. The Purchaser shall deliver to the Company, on the Option Purchase Date, the full amount of the Option Purchase Price payable hereunder in immediately available funds by wire transfer to a bank account designated by the Company or by check made payable to Company or as Company designates. Upon and subject to receipt of the full amount of the Option Purchase Price then due, the Company shall deliver to the Purchaser stock certificate(s), registered in the Purchaser's name for such number of the Shares then purchased.

        Contemporaneous with the purchase of the Option Shares as provided above, the Purchaser will purchase from the Company, and the Company will sell to the Purchaser, warrants to purchase an additional 5,000 shares of Common Stock (the "Option Warrants"), for an aggregate purchase warrant purchase price of $50, on the terms and conditions contained in the Warrant attached hereto as Exhibit A.

        The Option Shares and the Option Warrants shall be subject to the terms and conditions set forth herein.

7.      Conditions Precedent

        The Purchaser acknowledges and understands that the Company and First Metropolitan Securities Inc., a Delaware corporation ("First Met") entered into the Underwriting Agreement, dated as of February 10, 1997 (hereinafter, the "Underwriter Agreement") relating to an initial public offering of Common Stock of the Company. Under the terms of the Underwriter Agreement, the written consent of First Met must be obtained in respect of the issuance of the Securities. Accordingly, the terms of this Agreement shall be subject to such consent.

8.      Miscellaneous

        8.1 Notices. All notices and other communications provided herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified mail, postage prepaid, to a party's designated address set froth above, if sent by facsimile, to its facsimile number at such address.

        8.2 Counterparts; Entire Agreement. This Agreement may be executed in counterparts. This Agreement and the Warrant annexed hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof.

        8.3 Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

        8.4 Amendment. This Agreement may be amended only by a written instrument signed by the parties hereto which specifically states that it is amending this Agreement.

        8.5 Applicable Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with, the laws of the State of New York.

        8.6 Headings. The headings herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit, expand or otherwise affect any of the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            TTR INC.

                                            By:_______________
                                                Marc D. Tokayer
                                            President


                                            BISCOUNT OVERSEAS LTD.

                                            By:___________________

                                            Title: